==============================================================================





                           IXION BIOTECHNOLOGY, INC.

                                      AND

                           SUNTRUST BANK, ATLANTA


                            -------------------







                    CHARITABLE BENEFIT WARRANT AGREEMENT






                            DATED AS OF DECEMBER 10, 1997























==============================================================================






AGREEMENT, dated this 10th day of December, 1997, by and between Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, Atlanta, as Warrant Agent (the "Warrant Agent").

     W I T N E S S E T H:

WHEREAS, in connection with the offering to the public of up to 400,000 Units (the "Units"), each Unit consisting of one share of Common Stock (as defined in Section 1) and 0.25 charitable benefit common stock purchase warrants (the "Charitable Benefit Warrants"), each whole warrant entitling the holder thereof to purchase one additional share of Common Stock; and

WHEREAS, the Company desires to provide for the issuance of certificates representing the Charitable Benefit Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Charitable Benefit Warrants, the issuance of certificates representing the Charitable Benefit Warrants, the exercise of the Charitable Benefit Warrants and the rights of the holders thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Charitable Benefit Warrants and the certificates representing the Charitable Benefit Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Charitable Benefit Warrants, and the Warrant Agent, the parties hereto agree as follows:

SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)  "Act" means the Securities Act of 1933, as amended.

(b) "Approved Qualified Charitable Organization" means a charitable organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), which is excluded from the definition of a private foundation as referred to in Section 509(a) of the Code, which is eligible to receive tax-deductible contributions under Section 170 of the Code, and which has been approved by the Company pursuant to Section 9 hereof. Approved Qualified Charitable Organizations at the date of this Agreement include the following: the Juvenile Diabetes Foundation, the Joslin Diabetes Center, Inc., the American Kidney Fund, the National Vulvodynia Association, the Crohn's & Colitis Foundation of America, the Cystic Fibrosis Foundation, the Oxalosis and Hyperoxaluria Foundation, the Mycological Society of America, the Intestinal Disease Foundation, the National Kidney Foundation, the National Institute of Diabetes and Digestive and Kidney Diseases, the North American Mycological Society, the University of Florida Research Foundation, Inc., and Florida Cystic Fibrosis, Inc.

(c) "Common Stock" means the authorized stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

(d)  "Commission" means the Securities and Exchange Commission.

(e) "Corporate Office" means the office of the Warrant Agent (or its successor) at which at any particular time its business shall be administered, which office is located on the date hereof at 58 Edgewood Avenue, Atlanta, Georgia 30303.

(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)  "Exercise Date" means, subject to the provisions of Section
5(b) hereof, the date on which the Warrant Agent shall have received both
(i) the Warrant Certificate representing such Charitable Benefit Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or its attorney duly authorized in writing, and (ii) payment in cash or by official bank or certified check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Exercise Price (as hereinafter defined) in good funds.

(h) "Exercise Price" means, subject to modification and adjustment as provided in Section 8, $20.00, and further subject to the Company's right, in its sole discretion, to decrease the Exercise Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders.

(i)  "Initial Public Offering Price" means $10.00.

(j)  "Nasdaq" means the Nasdaq Stock Market.

(k) "Registered Holder" means the person in whose name any certificate representing the Charitable Benefit Warrants shall be registered on the books maintained by the Warrant Agent pursuant to
Section 6.

(l) "Transfer Agent" means SunTrust Bank, Atlanta, or its authorized successor.

(m) "Warrant Certificate" means a certificate representing each of the Charitable Benefit Warrants substantially in the form annexed hereto as Exhibit A.

(n)  "Warrant Expiration Date" means 5:30 p.m.(Atlanta time), on
December 9, 2007; provided that if such date shall in the State of Georgia be a holiday or a day on which banks are authorized to close, then 5:30 p.m. (Atlanta time) on the next following day which, in the State of Georgia, is not a holiday or a day on which banks are authorized to close. Upon five business days' prior written notice to the Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

SECTION 2.  Charitable Benefit Warrants and Issuance of Warrant
Certificates.

(a)  Each whole Charitable Benefit Warrant shall initially entitle
(i) any Approved Qualified Charitable Organization which is a Registered Holder to purchase at the Exercise Price therefor at any time or in part from time to time until the Warrant Expiration Date, or (ii) any other Registered Holder which is not an Approved Qualified Charitable Organization to purchase at the Exercise Price therefor at any time after December 9, 2006 or in part from time to time after such date until the Warrant Expiration Date, one share of Common Stock upon the exercise thereof in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

(b) After execution of this Agreement, Warrant Certificates representing the number of Charitable Benefit Warrants sold or to be sold (subject to modification and adjustment as provided in Section 8) pursuant to the offering, shall be executed by the Company and delivered from time to time to the Warrant Agent in sufficient quantity for the Warrant Agent to promptly issue Charitable Benefit Warrants to the purchasers thereof.

(c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided herein, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder and those issued upon the exercise of fewer than all Charitable Benefit Warrants held by the exercising Registered Holder,
(ii) Warrant Certificates issued upon any transfer or exchange permitted under Section 6 hereof of Charitable Benefit Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed, or mutilated Warrant Certificates pursuant to Section 7, and (iv) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Charitable Benefit Warrants made pursuant to Section 8 hereof.

SECTION 3.  Form and Execution of Warrant Certificates.

(a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange, or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form.
 Charitable Benefit Warrants shall be numbered serially with the letter W on the Charitable Benefit Warrants.

(b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder promptly and without further action by the Company, except as otherwise provided by Section 4(a) hereof.

SECTION 4.  Exercise.

(a) Charitable Benefit Warrants in denominations of one or whole number multiples thereof may be exercised (i) by an Approved Qualified Charitable Organization (as set forth on the listing of such organizations described in Section 9 hereof) which is the Registered Holder thereof commencing at any time or in part from time to time, but not after the Warrant Expiration Date, or (ii) any other Registered Holder which is not an Approved Qualified Charitable Organization commencing on or after December 9, 2006 or in part from time to time but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Charitable Benefit Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder, upon exercise thereof, as of the close of business on the Exercise Date. If Charitable Benefit Warrants in denominations other than whole number multiples thereof shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, if one or more Charitable Benefit Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same, a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any one or more Charitable Benefit Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments or other amounts in cash or by check made payable to the order of the Company, equal to the Exercise Price, to be deposited promptly in the Company's bank account.

 (b) The Company shall not be required to issue fractional shares on the exercise of Charitable Benefit Warrants. Charitable Benefit Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares. If one or more Charitable Benefit Warrants shall be presented for exercise in full at the same time by the same Registered Holder, the number of whole shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares purchasable on exercise of the Charitable Benefit Warrants so presented. If any fraction of a share would, except for the provisions provided herein, be issuable on the exercise of any Charitable Benefit Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock, determined as follows:

     (1) If the Common Stock is listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on Nasdaq, the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Charitable Benefit Warrants on whichever of such exchanges or Nasdaq had the highest average daily trading volume for the Common Stock on such day; or

     (2) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed, quoted or reported for trading on Nasdaq, but is traded in the over-the-counter market, the current market value of a share of Common Stock shall be the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. on the last business day prior to the date of exercise of the Charitable Benefit Warrants; or

     (3) If the Common Stock is not listed, admitted to unlisted trading privileges on any national securities exchange, or listed, quoted or reported for trading on Nasdaq, and bid and asked prices of the Common Stock are not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined by the members of the Board of Directors of the Company exercising good faith and using reasonable and customary valuation methods.


SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

(a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Charitable Benefit Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Charitable Benefit Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Charitable Benefit Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

(b) The Company covenants that if any securities to be reserved for the purpose of exercise of Charitable Benefit Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Charitable Benefit Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Act, to the Registered Holder exercising the Charitable Benefit Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the Federal securities law or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to any such securities. However, Charitable Benefit Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

(c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Charitable Benefit Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Charitable Benefit Warrants; provided, however, that if shares of common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Charitable Benefit Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

(d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Charitable Benefit Warrants, and the Company will comply with all such requisitions.

SECTION 6.  Exchange and Registration of Transfer.

(a)  Warrant Certificates may be exchanged for other Warrant
Certificates representing an equal aggregate number of Charitable Benefit Warrants of the same class. Charitable Benefit Warrants may not be transferred in whole or in part except to an Approved Qualified Charitable Organization as set forth in the list included in Section 9 hereof, or to a testamentary trust, legatee, or heir by will or descent upon the death of a Registered Holder. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and, upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

(b) The Warrant Agent shall keep, at its office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with customary practice and this Agreement. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Charitable Benefit Warrants of the same class.

(c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney-in-fact duly authorized in writing.

(d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement.

(f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Charitable Benefit Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7.  Loss or Mutilation.

Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and (in the case of loss, theft, or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or the Warrant Agent that a new Warrant Certificate has been acquired by a bona fide Approved Qualified Charitable Organization) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Charitable Benefit Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

SECTION 8.  Adjustment of Exercise Price and Number of Shares of
Common Stock Deliverable.

(a) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision, or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for the Charitable Benefit Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares and (b) the consideration, if any, received by the Company upon such sale, issuance, subdivision, or combination, by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

For the purposes of any adjustment to be made in accordance with this Section 8(a), the following provisions shall be applicable:

(A) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(B) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

(b)  Upon each adjustment of the Exercise Price pursuant to this
Section 8, the number of shares of Common Stock purchasable upon the exercise of each Charitable Benefit Warrant shall be the number derived by multiplying the number of shares of common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

(c) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Charitable Benefit Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than (1) a merger with a subsidiary of the Company in which merger the Company is the continuing corporation or (2) any consolidation or merger of the Company with or into another corporation which, in either instance, does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Charitable Benefit Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination)) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale, or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Charitable Benefit Warrant then outstanding shall have the right thereafter to receive on exercise of such Charitable Benefit Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of securities issuable upon exercise of such Charitable Benefit Warrant immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its Chairman, President, or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(d)  Irrespective of any adjustments or changes in the Exercise
Price or the number of shares of Common Stock purchasable upon exercise of the Charitable Benefit Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the warrant Certificates when the same were originally issued.

(e)  After each adjustment of the Exercise Price pursuant to this
Section 8, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Charitable Benefit Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(f) No adjustment of the Exercise Price shall be made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements, and convertible or exchangeable securities outstanding or in effect on the date hereof; (B) stock options to be granted under the Company's 1994 Stock Option Plan to employees or consultants; (C) shares of Common Stock, options, or warrants issued to outside parties in connection with strategic alliances, joint ventures, or other corporate partnerships with the Company, or (D) the issuance of shares of Common Stock if the amount of said adjustment shall be less than $.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, prior to the exercise of any Charitable Benefit Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Charitable Benefit Warrant Agreement.

SECTION 9.  Concerning Approved Qualified Charitable Organizations

(a) Charitable Benefit Warrants may only be transferred to an Approved Qualified Charitable Organization; provided, however, that transfer to a testamentary trust, legatee, or heir by will or descent upon the death of a Registered Holder, will be permitted upon proper proof as decided by the Company in its absolute discretion.

(b) Qualified Charitable Organizations may be added to the approved list by the Company, in its absolute discretion, from time to time until the Warrant Expiration Date. In order to be added to the approved list, a charitable organization must be tax exempt, and it must be eligible to receive tax deductible contributions in accordance with
Section 170 of the Code. Charitable organizations may be added at the election of the Company, or they may be nominated by a Registered Holder.
 Registered Holders wishing to nominate a charitable organization must send their nomination in writing to the Company, together with proof of such charitable organization's status as an organization described in
Section 501(c)(3) of the Code which is excluded from the definition of a private foundation as referred to in Section 509(a) of the Code and which is eligible to receive tax deductible contributions in accordance with
Section 170 of the Code.

(c) The Company shall provide to the Warrant Agent, from time to time, a statement, signed by its Chairman of the Board, President, or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, setting forth the complete list of Approved Qualified Charitable Organizations. The Warrant Agent shall not accept for transfer Charitable Benefit Warrants which attempt to transfer or assign such Charitable Benefit Warrants to any person other than an organization which is on the most recent list of Approved Qualified Charitable Organizations; provided, however, that transfer to a testamentary trust, legatee, or heir by will or descent upon the death of a Registered Holder, will be permitted upon proper proof as decided by the Company in its absolute discretion.

(d) Approved Qualified Charitable Organizations at the date of this agreement include the following:

Juvenile Diabetes Foundation
Joslin Diabetes Center, Inc.
American Kidney Fund
National Vulvodynia Association
Crohn's & Colitis Foundation of America
Cystic Fibrosis Foundation
Oxalosis and Hyperoxaluria Foundation
Mycological Society of America
Intestinal Disease Foundation
National Kidney Foundation
National Institute of Diabetes and Digestive and
Kidney Diseases
North American Mycological Society
University of Florida Research Foundation, Inc.
Florida Cystic Fibrosis, Inc.

SECTION 10.  Concerning the Warrant Agent.

(a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Charitable Benefit Warrants represented thereby or of any securities or other property delivered upon exercise of any Charitable Benefit Warrant or whether any stock issued upon exercise of any Charitable Benefit Warrant is fully paid and nonassessable.

(b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

(c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President, or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand reasonably believed by it to be genuine.

(e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless from and against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence, bad faith or willful misconduct.

(f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

(g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

(h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

SECTION 11.  Modification of Agreement.

The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Charitable Benefit Warrant, or to increase the Exercise Price therefor or to accelerate the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holders representing not less than 66.667% of the Charitable Benefit Warrants then outstanding, other than such changes as are presently specifically prescribed by this Agreement as originally executed.

SECTION 12.  Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class registered or certified mail, postage prepaid, or by fax as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 12085 Research Drive, Alachua, FL 32615, Fax 904-462-0875, Attention: Weaver H. Gaines, Chairman and Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office.

SECTION 13.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of laws.

SECTION 14.  Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy, or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

SECTION 15.  Termination.

This Agreement shall terminate at the close of business on the Expiration Date of all of the Charitable Benefit Warrants or such earlier date upon which all Charitable Benefit Warrants have been exercised or redeemed, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 10 hereof shall survive such termination.

SECTION 16.  Counterparts.

This Agreement may be executed in counterparts, which taken together shall constitute a single document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


Dated: December 10, 1997


     IXION BIOTECHNOLOGY, INC.

     By:___________________________________
     Printed Name: Weaver H. Gaines
(SEAL)     Title: Chairman and Chief Executive Officer



Attest:

By:_________________________________
Printed Name: Gwenyth E. Thompson
Title: Assistant Secretary


     SUNTRUST BANK, ATLANTA
     As Warrant Agent

     By:_____________________________________

     Printed Name:____________________________

     Title:____________________________________
     EXHIBIT A
No. W      VOID AFTER DECEMBER 9, 2007




     CHARITABLE BENEFIT WARRANT CERTIFICATE TO
     PURCHASE ONE SHARE OF COMMON STOCK

     IXION BIOTECHNOLOGY, INC.

     THIS WARRANT SUBJECT TO RESTRICTIONS ON TRANSFER


THIS CERTIFIES THAT, FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Charitable Benefit Warrants (the "Charitable Benefit Warrants") specified above. Charitable Benefit Warrants may not be resold and may only be transferred by gift to a charitable organization described in
Section 501(c)(3) of the Internal Revenue Code (the "Code"), which is excluded from the definition of a private foundation as referred to in
Section 509(a) of the Code, which is eligible to receive tax-deductible contributions under Section 170 of the Code, and which has been approved by the Company ("Approved Qualified Charitable Organization"). At the date of this Certificate, the following Qualified Charitable Organizations have been approved by the Company: the Juvenile Diabetes Foundation, the Joslin Diabetes Center, Inc., the American Kidney Fund, the National Vulvodynia Association, the Crohn's & Colitis Foundation of America, the Cystic Fibrosis Foundation, the Oxalosis and Hyperoxaluria Foundation, the Mycological Society of America, the Intestinal Disease Foundation, the National Kidney Foundation, the National Institute of Diabetes and Digestive and Kidney Diseases, the North American Mycological Society, the University of Florida Research Foundation, Inc., and Florida Cystic Fibrosis, Inc. A current list of Approved Qualified Charitable Organizations may be obtained at any time from the Company upon request.

Each whole Charitable Benefit Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Charitable Benefit Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01, of Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), during the exercise period set forth below upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of SunTrust Bank, Atlanta, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $20.00per share, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

This Warrant Certificate and each Charitable Benefit Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Charitable Benefit Warrant Agreement (the "Charitable Benefit Warrant Agreement"), dated December 10, 1997, between the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Charitable Benefit Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Charitable Benefit Warrant represented hereby are subject to modification or adjustment.

Each Charitable Benefit Warrant represented hereby is exercisable at the option of a Registered Holder, but no fractional interests will be issued. An Approved Qualified Charitable Organization may exercise this Charitable Benefit Warrant at any time between the date hereof and the Expiration Date (as hereinafter defined). Any other Registered Holder which is not an Approved Qualified Charitable Organization may exercise this Charitable Benefit Warrant only between December 9, 2006 and the Expiration Date. In the case of the exercise of less than all the Charitable Benefit Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Charitable Benefit Warrants.

The term "Expiration Date" means 5:30 p.m. (Atlanta time) on December 9, 2007. If such date shall in the State of Georgia be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:30 p.m. (Atlanta time) on the next following day which in the State of Georgia is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Charitable Benefit Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available and the delivery of such securities is permitted under applicable state securities laws. The Company has covenanted and agreed that it will file a registration statement under the Act, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Charitable Benefit Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Charitable Benefit Warrant. This Charitable Benefit Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Charitable Benefit Warrants, each of such new Warrant Certificates to represent such number of Charitable Benefit Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Charitable Benefit Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Charitable Benefit Warrant Agreement.

Prior to the exercise of any Charitable Benefit Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Charitable Benefit Warrant Agreement.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Charitable Benefit Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Charitable Benefit Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of laws.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated:

     IXION BIOTECHNOLOGY, INC.


     By:___________________________________
            Weaver H. Gaines
(SEAL)            Chairman and Chief Executive Officer


Attest:


By:_________________________________

       Gwenyth E. Thompson
       Assistant Secretary


COUNTERSIGNED:

SUNTRUST BANK, ATLANTA
As Warrant Agent



By:_____________________________________
     Authorized Officer

SUBSCRIPTION FORM




THIS WARRANT MAY BE EXERCISED BY AN APPROVED
QUALIFIED CHARITABLE ORGANIZATION AT ANY TIME AFTER THE DATE
HEREOF UNTIL THE EXPIRATION DATE.



THIS WARRANT MAY BE EXERCISED BY ANY OTHER REGISTERED HOLDER
WHICH IS NOT AN APPROVED QUALIFIED CHARITABLE ORGANIZATION
ONLY BETWEEN DECEMBER 9, 2006, AND THE EXPIRATION DATE.



     To Be Executed by the Registered Holder
     in Order to Exercise Charitable Benefit Warrants


The undersigned Registered Holder hereby irrevocably elects to exercise ________________________ Charitable Benefit Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Charitable Benefit Warrants, and requests that certificates for such securities shall be issued in the name of

     PLEASE INSERT TAX ID NUMBER
     OR OTHER IDENTIFYING NUMBER












     (please print or type name and address)

and be delivered to

     ----------------------------------------

     ----------------------------------------

     ----------------------------------------

     ----------------------------------------
     (please print or type name and address)

and if such number of Charitable Benefit Warrants shall not be all the Charitable Benefit Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Charitable Benefit Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated above.

ASSIGNMENT

THIS WARRANT MAY ONLY BE TRANSFERRED TO
AN APPROVED QUALIFIED CHARITABLE BENEFIT ORGANIZATION

To Be Executed by the Registered Holder
in Order to Assign Charitable Benefit Warrants


FOR VALUE RECEIVED,
                                                         , hereby sells,
assigns and transfers unto

the following Approved Qualified Charitable Benefit Organization



PLEASE INSERT TAX ID OR
OTHER IDENTIFYING NUMBER












     (please print or type name and address)


                                                                       of
the Charitable Benefit Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
                                       Attorney to transfer this Warrant
Certificate on the books of the

Company, with full power of substitution in the premises.



Dated:______________________                    X



                                        Signature


     Signature Guaranteed






THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.